SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. ____)
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[  ] Definitive Proxy Statement
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CIM COMMERCIAL TRUST CORPORATION
(Name of Registrant as Specified in its Charter)

LIONBRIDGE CAPITAL I, LP
LIONBRIDGE CAPITAL, LP
LIONBRIDGE CAPITAL GP, LLC
LIONBRIDGE GP, LLC
LIONBRIDGE ASSET MANAGEMENT, LLC
GREGORY MORILLO
THE RAVENSWOOD INVESTMENT COMPANY L.P.
RAVENSWOOD INVESTMENTS III, L.P.
RAVENSWOOD MANAGEMENT COMPANY, LLC
ROBOTTI & COMPANY ADVISORS, LLC
ROBOTTI & COMPANY, INCORPORATED
ROBERT E. ROBOTTI
THOMAS D. FERGUSON
MARK C. GELNAW
RAYMOND V. MARINO II
JOHN S. MORAN
WINTHROP REALTY PARTNERS, L.P.
WINTHROP STRATEGIC REAL ESTATE FUND, L.P.
WINTHROP STRATEGIC REAL ESTATE FUND GP LLC
WINTHROP DEBT HOLDINGS LLC
MICHAEL L. ASHNER
Name of Person(s) Filing Proxy Statement if other than the Registrant)
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Press Release Regarding CIM Commercial Trust Corporation
Lionbridge Capital, LP, Robotti & Company Advisors, LLC, and Winthrop Realty Partners, L.P., together with the other participants named herein, issued a press release on June 9, 2021, a copy of which is attached hereto.
Important Information
This filing is not a solicitation of a proxy from any security holder of CIM Commercial Trust Corporation, a Maryland corporation (the “Company”).  Lionbridge Capital, LP and Robotti & Company Advisors, LLC, together with the other participants named herein (collectively, the “Participants”), intend to file a definitive proxy statement and accompanying GOLD proxy card with the Securities and Exchange Commission (“SEC”) to be used to solicit votes for the election of its slate of highly-qualified director nominees at the 2021 Annual Meeting of Stockholders of CIM Commercial Trust Corporation.
Stockholders are urged to read the definitive proxy statement and GOLD proxy card when they become available, because they will contain important information about the Participants, the nominees, the Company and related matters.  Stockholders may obtain a free copy of the definitive proxy statement and GOLD proxy card (when available) and other documents filed by the Participants with the SEC at the SEC’s web site at www.sec.gov.  The definitive proxy statement (when available) and other related SEC documents filed by the Participants with the SEC may also be obtained free of charge from the Participants.
Participants in Solicitation
The participants in the proxy solicitation are Lionbridge Capital, LP (“Lionbridge”), Lionbridge Capital I, LP (“Lionbridge I”), Lionbridge GP, LLC (“Lionbridge GP”) Lionbridge Capital GP, LLC (“Lionbridge I GP”), Lionbridge Asset Management, LLC (“Lionbridge AM”), The Ravenswood Investment Company L.P. (“Ravenswood I”), Ravenswood Investments III, L.P. (“Ravenswood III”), Ravenswood Management Company, LLC (“RMC”), Robotti & Company, Incorporated (“RCI”), Robotti & Company Advisors, LLC (“RCA”), Robotti Securities, LLC, Robert E. Robotti, Gregory Morillo, Thomas Ferguson, Mark C. Gelnaw, Raymond V. Marino II, John S. Moran, Winthrop Realty Partners, L.P. (“Winthrop Realty”), Winthrop Strategic Real Estate Fund, L.P. (“Winthrop Strategic Fund”), Winthrop Strategic Real Estate Fund GP LLC (“Winthrop Strategic GP”), Winthrop Debt Holdings LLC (“Winthrop Debt”), and Michael L. Ashner.
As of the date hereof, (i) Lionbridge directly owned 60,761 shares of the Company’s Common Stock, $0.001 par value per share (the “Common Stock”), (ii) Lionbridge I directly owned 183,339 shares of Common Stock; (iii) Ravenswood I directly owned 293,415 shares of Common Stock; (iv) Ravenswood III directly owned 174,135 shares of Common Stock; (v) Lionbridge GP, as the general partner of Lionbridge, may be deemed the beneficial owner of the 60,761 shares of Common Stock owned directly by Lionbridge; (vi) Lionbridge I GP as the general partner of Lionbridge I, may be deemed the beneficial owner of the 183,339 shares of Common Stock owned directly by Lionbridge I; (vii) Lionbridge AM, as the asset manager of each of Lionbridge and Lionbridge I, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I; (viii) Gregory Morillo, as the managing member of each of Lionbridge GP, Lionbridge I GP, LLC and Lionbridge AM, may be deemed the beneficial owner of the 244,100 shares owned directly by Lionbridge and Lionbridge I; (ix) RMC, as the general partner of each of Ravenswood I and Ravenswood III, may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III; (x) RCA, as the investment advisor of each of Ravenswood I and Ravenswood III may be deemed the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III; (xi) RCI, (a) as the parent of RCA, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock beneficially owned by RCA, and (b) as the parent of RS, may be deemed the beneficial owner of 500 shares of Common Stock owned in a discretionary accounts managed by RS for a customer; (xii) Mr. Robotti, as the Managing Director of RMC, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock beneficially owned directly by Ravenswood I and Ravenswood III; (xii) Mr. Robotti, as the President of RCI, may be deemed to be the beneficial owner of the 467,550 shares of Common Stock owned directly by Ravenswood I and Ravenswood III, for which RCA acts as investment adviser, and the 500 shares of Common Stock owned in a discretionary account managed by RS for a customer; (xiv) Winthrop directly owned 148,978 shares of Common Stock; (xv) Winthrop Strategic

Fund directly owned 100 shares of Common Stock; (xvi) Winthrop Strategic GP, as the General Partner of Winthrop Strategic Fund may be deemed to be the beneficial owner of the 100 shares of Common Stock owned directly by Winthrop Strategic Fund; (xvii) Winthrop Debt, as the sole member of Winthrop Strategic Fund GP, the General Partner of the Winthrop Strategic Fund, may be deemed to be the beneficial owner of the 100 shares of Common Stock owned directly by Winthrop Strategic Fund; and (xviii) Michael L. Ashner may be deemed to beneficially own the shares held by Winthrop and the Winthrop Strategic Fund.  As of the date of hereof, Mr. John Moran was the direct beneficial owner of 35,859 shares of Common Stock and none of Messrs. Ferguson, Gelnaw or Marino II beneficially owned any shares of Common Stock.